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                                                                    EXHIBIT 99.1

                      INCARA PHARMACEUTICALS CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                               December 31, 2000
                 (Dollars in thousands, except per share data)

                                                                   Consolidated            Pro Forma         Pro Forma
                                                                      Actual             Adjustments       As Adjusted
                                                                   ------------          -----------       -----------
                                 ASSETS
Current assets:
      Cash and cash equivalents                                    $      2,583          $     4,000       $     6,583
      Marketable securities                                               1,606                    -             1,606
      Accounts receivable                                                   105                    -               105
      Prepaids and other current assets                                     488                    -               488
                                                                   ------------          -----------       -----------
          Total current assets                                            4,782                4,000             8,782

Property and equipment, net                                                 203                    -               203
                                                                   ------------          -----------       -----------
                                                                   $      4,985          $     4,000       $     8,985
                                                                   ============          ===========       ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                             $        578          $         -       $       578
      Accrued expenses                                                      728                    -               728
      Current portion of capital lease obligations                           23                    -                23
                                                                   ------------          -----------       -----------
          Total current liabilities                                       1,329                    -             1,329

Long-term portion of capital lease obligations                               37                    -                37

Stockholders' equity:
      Preferred stock, $.01 par value per share, 3,000,000 shares authorized
        Series C convertible exchangeable preferred stock, 20,000
          shares authorized, no shares and 12,015 shares issued
          and outstanding as of December 31, 2000 and
          January 22, 2001, respectively                                      -                    -                 -
        Series B convertible preferred stock, 600,000 shares
          authorized, no shares and 28,457 shares issued and
          outstanding as of December 31, 2000 and
          January 22, 2001, respectively                                      -                    -                 -
      Common stock, $.001 par value per share, 40,000,000
        shares authorized, 7,540,849 shares and 8,365,849 shares
        issued and outstanding at December 31, 2000 and
        January 22, 2001, respectively                                        8                    -                 8
      Additional paid-in capital                                         89,366                9,496            98,862
      Restricted stock                                                     (209)                   -              (209)
      Accumulated deficit                                               (85,546)              (5,496)          (91,042)
                                                                   ------------          -----------       -----------
          Total stockholders' equity                                      3,619                4,000             7,619
                                                                   ------------          -----------       -----------
                                                                   $      4,985          $     4,000       $     8,985
                                                                   ============          ===========       ===========

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                      INCARA PHARMACEUTICALS CORPORATION

            NOTE TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

     On January 22, 2001, Incara Pharmaceuticals Corporation ("Incara") closed on a collaborative transaction with Elan Corporation, plc, an Irish limited liability company ("Elan"), Elan International Services, Ltd., a Bermuda exempted limited liability company ("Elan International"), and Elan Pharma International Limited, an Irish limited liability company ("Elan Pharma"). As part of the transaction, Elan International and Incara formed a Bermuda exempted limited liability company, Incara Development, Ltd. ("Incara Development"), to develop OP2000. Incara owns all of the common stock and 60.2% of the non-voting preferred shares of Incara Development and Elan International owns 39.8% of the non-voting preferred shares of Incara Development. Of the outstanding combined common and non-voting preferred shares of Incara Development, Incara owns 80.1% and Elan International owns 19.9%. As part of the transaction, Elan, Elan Pharma and Incara entered into license agreements under which Incara licensed to Incara Development the OP2000 compound and Elan Pharma licensed to Incara Development its proprietary MEDIPAD Drug Delivery System technology.

     As part of the transaction, Elan International also purchased 825,000 shares of Incara's common stock, 28,457 shares of Incara Series B non-voting convertible preferred stock ("Series B Stock") and a five-year warrant to purchase 22,191 shares of Series B Stock at an exercise price of $72.12 per share for an aggregate purchase price of $4,000,000. Each share of Series B Stock is convertible into ten shares of common stock. Elan International also purchased shares of Incara Series C convertible exchangeable non-voting preferred stock ("Series C Stock"). The Series C Stock has a face value of $12,015,000 and bears a mandatory stock dividend of 7%, compounded annually. The Series C Stock is exchangeable at the option of Elan International at any time for all of the preferred stock of Incara Development held by Incara which, if exchanged, would give Elan International ownership of 50% of the initial amount of combined common and preferred stock of Incara Development. After December 20, 2002, the Series C Stock is convertible by Elan International into shares of Incara's Series B Stock at the rate of $64.90 per share. If the Series C Stock is outstanding as of December 21, 2006, Incara will exchange the Series C Stock and accrued dividends, at its option, for either cash or shares of stock and warrants of Incara having a then fair market value of the amount due. The proceeds from the issuance of the Series C Stock were contributed by Incara to Incara Development. Consequently, the value assigned to Incara's investment in Incara Development is the same as the value of the Series C Stock issued, which was approximately $5,496,000. This value is the estimated fair market value of Incara's common stock into which the Series C Stock could have converted, calculated as of the closing date. From the date of issue up to December 21, 2006, Incara will accrete the Series C Stock from its recorded value up to its face value plus the 7% dividend, compounded annually.

     Upon the later of the completion of enrollment of a Phase 2/3 clinical trial or December 21, 2001, Elan International will purchase $1,000,000 of Incara's Series B Stock at a per share price that will be ten times the greater of (a) the average per share price of Incara common stock for the day prior to the purchase, or (b) a 25% premium to the average daily price per share of Incara common stock for the 60 trading day period immediately prior to the purchase, both as reported on the Nasdaq National Market. In addition, as part of the $1,000,000 payment, Incara will issue to Elan International a five-year warrant for 20% of the shares of Series B Stock purchased by Elan International. The exercise price of the Series B Stock under this warrant will be equal to twice the per share purchase price of the Series B Stock purchased on the same date.

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     Elan International and Incara intend to fund Incara Development pro rata, based on Elan International's and Incara's respective percentage ownership of the combined outstanding common and preferred stock of Incara Development. Subject to mutual agreement, Elan Pharma will lend Incara up to $4,806,000 to fund Incara's pro rata share of development funding for Incara Development. In return, Incara issued a convertible promissory note that bears interest at 10% compounded semi-annually on the amount outstanding thereunder. After December 20, 2002, the note is convertible at the option of Elan Pharma into shares of Series B Stock at $43.27 per share. The note will mature on December 21, 2006, when the outstanding principal plus accrued interest will be due and payable. Incara has the option to repay the note either in cash or in shares of Series B Stock having a then fair market value of the amount due.

     While Incara owns 80.1% of the outstanding stock of Incara Development, Elan and its subsidiaries have retained significant minority investor rights that are considered "participating rights" as defined in the Emerging Issues Task Force Consensus No. 96-16. Accordingly, Incara will not consolidate the financial statements of Incara Development, but will instead account for its investment in Incara Development under the equity method of accounting. Further, since Elan can exchange its investment in Incara's Series C Stock for Incara's 30.1% preferred interest in Incara Development, Incara will only recognize 50% of the accumulated net earnings of Incara Development unless the exchange right expires unexercised in December 2006. Net losses of Incara Development will be recognized by Incara at their 80.1% interest to the extent of Incara's investments in or advances to Incara Development.

     The pro forma adjustments to the balance sheet reflect the net cash received from the above transactions. Incara immediately expensed its $5,496,000 investment in Incara Development, because the feasibility of using the contributed technology in conjunction with OP2000 had not been established and Incara Development had no alternative future use for the technology.

     The unaudited pro forma consolidated balance sheet is provided for informational purposes and is not necessarily indicative of what the actual financial position would have been had the transaction described above been completed as of December 31, 2000 and is not indicative of future financial position.

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